Form C

Cover Page

Name of issuer:

LEAD Tech, Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 3/22/2017

Physical address of issuer:

415 Jackson St,
San Fransisco CA 94111

Website of issuer:

https://www.lead.app/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$300,000.00

Deadline to reach the target offering amount:

4/27/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$245,473.00	$0.00
Cash & Cash Equivalents:	$226,269.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$4,877.00	$0.00
Long-term Debt:	$245,000.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($87,419.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

LEAD Tech, Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Yumi Kimura	CEO of LEAD	LEAD	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Yumi Kimura	President	2017
Yumi Kimura	CEO	2017
Yumi Kimura	Secretary	2017
Yumi Kimura	Treasurer	2017
Yumi Kimura	CFO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Yumi Kimura	4743000.0 Common Stock	86.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

We currently have two pilot testing customers, but none of them are paying the full price for the software, because our software is still at the MVP stage. We will not be able to know our price settings are reasonable until we passed the pilot testing stage. Our current price range is on the lower end of the HR solution market, but the price might increase or decrease based on the growth of the business.

There are privacy and information laws that may limit growth into some big data analytics. As a part of our long-term vision, creating a searchable database for employers as well as performance data portability may be limited by laws around privacy and protection.

We do not have a patent on certain algorithms yet. We are working to create mathematical algorithms to automate certain aspect of our platform and further validate the data being reported. Until we are able to collect more data we do not have the information to file a patent.

One of our former co-founders & CTO Egor Vinogradov is still on our cap table but he is no longer with the team. We hired a more experienced CTO, Nenad Milanovic, based on our business needs. The result is that our former CTO Egor Vinogradov still has a small portion of the shares that substitutes to further dilution.

Our ability to protect our intellectual property and proprietary technology is uncertain. We have entered into confidentiality agreements and intellectual property assignment agreements with our officers, employees, temporary employees, and consultants regarding our intellectual property and proprietary technology. In the event of unauthorized use or disclosure or other breaches of those agreements, we may not be provided with meaningful protection for our trade secrets or other proprietary information.

If a competitor infringes upon our intellectual property rights, enforcing these rights may be difficult and time-consuming. Even if successful, litigation to defend our or to enforce our intellectual property rights could be expensive and time-consuming and could divert management's attention from managing our business. Moreover, we may not have sufficient resources or desire to defend our intellectual property rights against challenges or to enforce our intellectual property rights. Additionally, we may provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially valuable. The occurrence of any of these events may have a material adverse effect on our business, financial condition, and operating results.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

We expect our current cap table to change in the coming months. Our new Co-Founder Peter Pakalski's share will be an incentive-based 12%~ 15% of the company, which will not just come from our reserved employee pool but also dilute other shareholders' percentages.

We have not yet authorized the preferred stock which investors in the SAFE will receive if it converts.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 80% towards product development, 15% towards sales marketing, 5% towards Wefunder fees

If we raise: **$300,000**

Use of Proceeds: 60% towards product development, 30% towards sales & marketing, 5% towards operations, 5% towards Wefunder fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**,
Investors will receive a number of shares of Preferred Stock calculated using the method that results in the greater number of **Preferred Stock**:

(i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (80%) , or
(ii) if the valuation for the company is more than **$6 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**.
This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to
the Valuation Cap will also receive dividend rights.

No Voting Rights.
Investors will have no voting rights.
Instead,
the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.

Major Investor Threshold
Definition: A major investor is one who invests a minimum of $25,000.00 and are "accredited investors" as defined by Rule 501 of Regulation D (17 C.F.R. §230.501(a)).

Execution. Investors who invest less than $25,000.00 will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Units received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.

If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive

- shares of common stock equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock.
If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases.
If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors; (ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and (iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common stock	10,000,000	5,514,750	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	135,000

Describe any other rights:

The Preferred Stock which investors in the SAFE will receive (if converted) has not yet been authorized. Preferred stock will not have voting rights but will have liquidation preferences.

We expect our current cap table to change in the coming months. Our new Co-Founder Peter Pakalski's share will be an incentive-based 12%~ 15% of the company, which will not just come from our reserved employee pool but also dilute other shareholders' percentages.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	10/03/17
Amount	$310,000.00
Interest rate	5.0% per annum
Discount rate	20.0%
Valuation cap	$4,000,000.00
Maturity date	05/01/19

The notes have various maturity dates from May through October 2019.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
10/2017	Regulation D, Rule 506(b)	Convertible Note	$310,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

70% of fortune 500 companies use mentoring programs to train and retain talent. LEAD is a mentoring platform that streamlines mentorship matching, scheduling, communicating, goal setting, and reporting with machine learning and natural language processing.

-Match mentors at 10x the rate of our competitors.
-Connect diverse and high performing individuals with the network they need to advance in their careers.
-Traction: 2 paying customers, multiple MOUs, over 1K users, and a waitlist of 10,000+.

Think of the pivotal moments where you made decisions about your career. I guarantee they involved interaction with a mentor.

LEAD will evolve workplaces by analyzing the most important interactions between influencers and high caliber proteges. We will have information about what advice and decisions drive movers and shakers to excel in cutthroat careers along with what work environments catalyze healthy and enjoyable workforces. We will be using that information to propel client success.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

LEAD Tech, Inc was incorporated in the State of Delaware in March 2018.

Since then, we have:

- 600K committed (although not fully finalized) for this round

- 310K pre-seed raised in 2017

- 1000 users and 2 paying customers

- The LEAD founders were in one of the Winners team of ChimeHack4 Hackathon

- The Top 100 Finalist in Katerva Awards, the Top 5 in Gender Equality category.

- We were selected as the Top 12 HR tech startup pitch competition in 2018 by Next Concept HR Association. (NCHRA)

- We were selected as the top 30 startups in SVIEF's annual conference of 2018.

Historical Results of Operations

Our company was organized in March 2018 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0.

- *Assets.* As of December 31, 2017, the Company had total assets of $245,473, including $226,269 in cash.

- *Net Loss.* The Company has had net losses of $87,419 for 2017.

- *Liabilities.* The Company's liabilties totaled $249,877 for 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $310,000 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 2 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 1 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

LEAD Tech, Inc cash in hand is $50,000, as of November 2018. Over the last three months, revenues have averaged $564/month, cost of goods sold has averaged $2,000/month, and operational expenses have averaged $26,400/month, for an average burn rate of $27,836 per month. Our intent is to be profitable in 14 months.

In recent months, our former CTO& Co-Founder, Egor Vinogradov, left the company. We hired a new CTO, Nenad Milanovi,c to run our development team. We also hired two full-time full stack developers, one part-time product manager, one part-time QA. We also have a new COO&Co-Founder, Peter Pakalski, who joined from our advisory board.

In recent months, we have also had two new customers pay us a few thousand for the service. We are beginning and plan to continue focusing on sales in the short-term.

Although we cannot guarantee it, we expect to have about $34K in monthly recurring revenue (MRR) by June 2019, and to have a burn rate of about $18K per month. We expect to become break even and slightly profitable in October 2019, with a 100K MRR. In addition to this campaign, we also have $600K commitment from large angel investors and venture capitals that we plan to rely on. We are currently generating a small amount of revenue from two pilot customers.

In the coming months one of our investors, Adam Traidman, will join our board.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.lead.app/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements


LIKE
A
BOSS

INVEST IN LEAD

maximum target met

$0

raised of $0 maximum target from 0 investors

Data-driven mentorship network that understands the people in your organization.

70% of fortune 500 companies use mentoring programs to train and retain talent. LEAD is a mentoring platform that streamlines mentorship matching, scheduling, communicating, goal setting, and reporting with machine learning and natural language processing.-Match mentors at 10x the rate of our competitors.-Connect diverse and high performing individuals with the network they need to advance in their careers.-Traction: 2 paying customers, multiple MOUs, over 1K users, and a waitlist of 10,000+.



Nenad Milanovic
CTO
15 years engineering leadership experience. Founder of two successfully exited (NLP)companies.

Why you may want to invest

1. 600K committed for this round, 420K signed out of this 600K commitment.
2. 310K pre-seed raised in 2017
3. 1000 users and 2 paying customers
4. The LEAD founders were in one of the Winners team of ChimeHack4 Hackathon
5. The Top 100 Finalist in Katerva Awards, the Top 5 in Gender Equality category.
6. We were selected as the Top 12 HR tech startup pitch competition in 2018 by Next Concept HR Association. (NCHRA)
7. We were selected as the top 30 startups in SVIEF's annual conference of 2018.
8. Articles, competitions, podcast interviews and TV talks in the US, Canada, Japan, and China

$ 100 min

REMIND ME (0)

What you are investing in

Future Equity (Wefunder SAFE)

$6M valuation cap

aInvestors in the first $10,000 of the raise will receive a free 1-month pilot test of our product to an organization of their choice.

20% discount
$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $6M in the future.

Earning a return
Learn more about SAFEs

Investor perks

$100+
We will send you a thank you email.

Our Ambition

Think of the pivotal moments where you made decisions about your career. I guarantee they involved interaction with a mentor. LEAD will evolve workplaces by analyzing the most important interactions between influencers and high caliber proteges. We will have information about what advice and decisions drive movers and shakers to excel in cutthroat careers along with what work environments catalyze healthy and enjoyable workforces. We will be using that information to propel client success.

LEAD_Pitch_Nov.pdf

https://lead.app

$250+
Early platform access and founder Badge! Get first mover advantage and an investor badge next to your name! Make your profile stand out and display your commitment to mentorship, diversity, and the LEAD mission. You are granted permission to share that badge on your organization home page. We will send your a thank you email.

$500+
Launch party invites! Peter, Yumi, and Nenad would love to have you at our launch party which promises to attract fun personalities, dynamic investors, and business leaders. LEAD will continue to host exclusive networking events, parties, and conferences. We promise to include your name on the invite list to all of those events. We will write you a thank you card.

$1,000+
Founding organization badge and profile! A discount code of 10% off our price tiers to the organization of your choice (limited to first 100 members). The organization of your choice receives a special badge and profile. You are named and recognized on the profile.

$2,500+
Sponsor a charity of your choice with a badge, special profile, and promotional content! Our writers will create an article. We will create a special profile of that charity and it will be featured at the top of our feed. That charity receives a discount of 10% off our services (for first 50 members). You will be highlighted on their profile page. We will list your name at our investor section on our website.

$5,000+
The company or organization of your choice gets a special discount code and received 10% off our mentorship price tier for their first 50 members.

$10,000+
Sponsor a recent diverse college graduate! You remember how hard it was to get a job out of college? Statistics show it is exponentially harder for those that come from diverse backgrounds. Our partnering organizations have potential mentees that need solid guidance. Our HR and recruiting experts will provide a free coaching sessions and resume review, and teach them the very best hacks to get a top job in tech. Your profile will be acknowledged, we will keep you updated on the sponsored graduates progress, and we will work with the graduate to hand write a thank you card!

$15,000+

Mentorship with a top name in blockchain: you and a group of 5 people get an exclusive meeting and blockchain information session with a famous crypto investor, blockchain expert, and CEO of BRD.com, Adam Traidman. We will list your name at the front rows our investor section on our website.

see less

Why I Like LEAD

> *Everyone needs mentors through out their career. Also mentors need mentors. LEAD provides the perfect platform to facilitate the interaction for a person to all her/his mentors. In this way, it is a great platform to build a company culture that says "We care about our people." Every organization from a startup to a global enterprise should use the LEAD platform to reduce attrition, improve employee engagement, gain deeper insights into the career needs of different demographic groups. So they can customize career development programs for all of their employees.*



Tom Kosnik

AN ADVISOR OF LEAD. PARTNER AT FOUNDERSX VENTURES, TAUGHT AT THE DEPARTMENT OF MANAGEMENT SCIENCE AND ENGINEERING, STANFORD TECHNOLOGY VENTURES PROGRAM, AT STANFORD SCHOOL OF ENGINEERING 1990-2018, TAUGHT AT HARVARD BUSINESS SCHOOL 1985-1989.

THE BUZZ ABOUT LEAD

Mentorship is not just needed within an organization, but also needed across organizations. I truly believe the way that LEAD has facilitated mentorships in our co-working space has provided new opportunities for everybody. What LEAD provides aligns perfectly with our supportive community culture.



Soya Seo

A customer of LEAD, General Manager at the Vault, NorCal Columbia Alumni Board-Director of Innovation & Entrepreneurship

As an executive, what I care about is making sure my employees work hard, while being happy with their job. LEAD is not just to providing a black box solution for its mentorship program, but actually lets employers to see into the box. We can find better solutions, faster. I see the potential of LEAD, also have worked with the founders for a long time, and that's why I invested in LEAD.



Adam Traidman

A serial entrepreneur, CEO of BRD, Investor and Board of Director at LEAD

We all have busy schedules, the idea is to leverage the willingness of the community and make mentoring work with our busy schedules. The goal is to find the best mentors that permit more flexibility and leverage the community at large. I believe the product LEAD offers can make big changes to traditional manual mentorship program matching and management.



Carine Dieude

A customer of LEAD, the mentorship chairwoman with Girls in Tech Phoenix, a partner and strategy director with Chandler-based Altima Business Solutions.

We believe strongly in the market need for the product, and in the team. In Japan, the knowledge and experience on diversity are insufficient. I believe that the need for HR solutions to address diversity will continue to grow in Japan. We believe that men and women can be more than just role models. We hope to improve their work environments. We hope people can find mentors with ease, not just inside their companies, but also externally. We believe that LEAD can make improvements both inside and outside of the workplace. Japan is the second largest market of HR solutions and we look forward to supporting LEAD's Japan market expansion in the near future.



Makiko Sato

Investor of LEAD, Managing Partner at ISGS Investment Works. (The first female venture capitalist in an independent VC firm in Japan.)



新世代が解く！ニッポンのジレンマ
MENU

NHK's New Year Eve Special TV Talk

January 1st, 2018. CEO Yumi A. Kimura was a panelist at NHK Educational Channel for the New Year Day special talk show. AI, gender equality, diversity topics are included in the talk topics. (NHK is one of the three largest TV stations in Japan)
November 14, 2018 @ www4.nhk.or.jp

THE BUSINESS JOURNALS

Girls in Tech Phx launching AI platform to better connect mentors with mentees - Phoenix Business Journal

Girls in Tech Phoenix has partnered with a San Francisco-based tech company to launch a female-first artificial intelligence mentoring and social platform. Women business leaders, entrepreneurs and other women community members are being
November 14, 2018 @ bizjournals.com

NEWS PICKS

Meitu Meitu (RUN-V

Beauty Plus Meitu 18
November 14, 2018 @ newspicks.com



18 Yumi
November 14, 2018 @ mp.weixin.qq.com

How discrimination drove this young entrepreneur to her success | Popping the Bubbl : Technology Podcast about Silicon Valley innovation

Pete and I had the pleasure of chatting with Yumi Alyssa Kimura on our podcast recently. Yumi shared her incredible story, including the the many trials and tribulations she endured as an ambitious young female in the male-dominated

November 14, 2018 @ poppingthebubbl.com

Elevate Inclusion Summit Attracts Nearly 300 Minority Entrepreneurs, Investors, Inclusion Supporters for Important Discussions on Diversity & Inclusive Investing

Elevate Inclusion Summit Attracts Nearly 300 Minority Entrepreneurs, Investors, Inclusion Supporters for Important Discussions on Diversity & Inclusive Investing, Read most current stock market news. Get stock, fund, etf analyst reports from an



MASHING UP -

4 2018 2 MASHING U

March 8, 2018 @ cafeglobe.com

Tech industry's toxic masculinity problem: Inside the Valley of the Bros

As a woman working in venture capital and technology in Asia, including launching the Japanese operations for Meitu, a popular Chinese photo-editing app that went public in December, Yumi Alyssa Kimura faced her fair share of bullying and

July 21, 2017 @ theglobeandmail.com

Why mentorship matters?

Hi, I'm Yumi, the Co-Founder & CEO of LEAD. I am from China and Japan, am a woman and an immigrant in the United States. Without mentors, I wouldn't have been started my own business at 18, gain a law degree from a prestigious university in Japan, or start a new career in tech and contribute to a $5 billion IPO by building and heading the entire Japan entity from scratch. I was lucky to meet enough people and found great mentors for myself, however, a lot of people I know are not that lucky. The challenges I saw and experienced in my career inspired me to start LEAD, to help people to meet mentors, and manage the relationship in a sufficient way.


I am a
Founder For Change
#FOUNDERSFORCHANGE
Lead Tech

What We're Doing

We've created a platform that fosters mentorship and supports career growth while solving HR's biggest challenges: enhancing company culture and retaining talent. We've developed our platform alongside neuroscientists and social behavior experts to better make mentor matches, increase diversity, and secure talent.

Mentorship	Technology	Business	Users
AI powered algorithms suggest mentors and mentees matches.	Collects data from our platform and integrate with other HR data.	Anonymized data helps with retention, culture, & training	Meet & manage mentors regardless of employment status

Why We're Better

LEAD focus on the future by improving employee career trajectory by enabling cross-organization mentorships. User access doesn't depend on the company's payment status or job changes. LEAD provides targeted mentorship suggestion, the matchmaking technology can produce quicker mentor/mentee matches, the rate at 10x plus. LEAD allows mentorship session scheduling, goal settings like how CRM works. We provide companies the aggregated team-level data insight through people's communication, anonymous reporting, and interactions, rather than simple survey data for the mentorship program, company culture, and team- level employee sentiments understanding.


Linked in
Culture Amp
EVERWISE
LEAD
PLATO
CHRONUS

- *Linked-In is focused on past accomplishments. Its a tool used mostly to connect sales leads. We focus on our member's future by connecting them with the network and information they need to advance in their career.*
- *Everwise focuses on executive coaching, LEAD works with every employee*
- *Chronus is a manual mentorship platform, we use AI for matchmaking*
- *Plato is focused on engineers, we're here for everyone*
- *Culture Amp aids in employee surveys, we look at cleaner data by anonymizing and analyzing human interactions and input data directly*

Traction So Far

1000 users	10X+	Customers	1 MOU
We currently have over 1K users	Increase the number of mentors you meet	We currently have two paying customers	We have 1 signed MOU with a public company

Our Business Model

Companies pay for the monthly subscription fees and it's free for individuals to sign up and find a mentor/mentee, and manage the relations.


Mentorship Free
FREE
Free App & Website Access
Limited access to mentorship searching & management system
Mentorship Basic
$4.99 / Person
Unlimited access to mentorship searching & management system
Organization Internal Mentorship Program Insights
Mentorship Analytics
$9.99 / Person
Internal mentorship program insights
AI Assistant
Anonymous reporting
HCM (WorkDay etc), Slack, Task distribution channel (Jira, SalesForce) integration
People analytics report based on the aggregated team data
Industry benchmark on a team level

Go to Market

Our team knows that the best b2b sales start with community building, email marketing, online presence management, event marketing, and hustling to get meetings.

We have 5K companies in our pipeline and a waitlist of 10,000+ qualified users. Our team is experienced in b2b sales and is well connected in the US and Japanese markets. We are currently targeting influencers and diversity groups involved in frontier technology. Individuals are able to join for free.

Every successful mentorship creates two ambassadors that have the high potential of taking our program to their HR department to pilot test at their organization. Companies will pay to streamline their mentorship programs using their well-capitalized training and development budgets.

Investments To Date

310K
Raised 310K pre-seed in October 2017

600K
Committed from investors for this round

300K
What we're looking to raise from the crowd

100K
In discussion with a few other micro VCs

Investors

We have 10+ venture capitals and angel investors who have invested in LEAD in our previous $310K pre-seed round and the current $1M seed round.

A Japanese famous independent venture capital that invests in seed stage startups in many categories such as softwares, HR tech.



Adam Traidman, CEO of BRD



Masaru Sunagawa, Founder of SmartRound, former Head of Android BD, Google Japan



Kevin Cook, Business Application Developer at Insperity.



Toshitada Nagumo, CEO at Spinnaker Partners, CEO at Fenox VC Japan.



Founder& CEO of Queen. (An organic shampoo and skin care brand)

"Modern Mentoring, Randy Emelo highlights the ability of mentoring to create an innovative, 'nimble workforce that can adapt to rapid change, new demands, and unforeseen challenges.'"

-SHRM

Proven demand

79% of millennials stating that mentorship programs are crucial to their career success.

70% of Fortune Top 500 companies now boasting a formal (or informal) mentorship program.

Those intending to stay with their organization for more than five years are twice as likely to have a mentor. (68 percent) than not (32 percent) -Deloitte

51% of workers are looking to leave their jobs.
-Gallup

HR software market size is expected to exceed USD $10 Billion by 2022 - Society for HR Management

Meet the Founders

Meet our diversified high-performance team



Nenad Milanovic

CTO

15 years engineering leadership experience. Founder of two successfully exited (NLP)companies.



Yumi Alyssa Kimura

CEO

Passionate serial entrepreneur since age 18. Former Japan Country Manager at Meitu's $5B IPO.



Peter Pakalski

COO (Sales&Marketing)

Oversaw $30 million+ exits. Experience as founder, venture capital EIR.

AND THE REST OF THE TEAM



Aleksandra Mitrovic

Software Engineer

Experienced full-stack developer , Master in Electrical Computer Engineering



Danilo Novakavic

Product Designer& Project Manager

Full-stack designer with 9 years of experience. Founder at Purezeen.



Suzana Sekulic

Software QA Engineer

Efficient software developer, team player, Master in Electrical Computer Engineering



Ljubomir Simin

Software Engineer

Motivated software developer and open source enthusiast.

Interview

– COLLAPSE ALL

WF: What is Lead? ^

LEAD:

51% of workers are looking to leave their jobs (Gallup).

Modern Mentoring Is The Key To Retaining Millennials. (Forbes)

LEAD is a mentorship smart platform that understands the people in your organization. We uncover HR related issues and helps organizations fix them. LEAD utilizes machine learning and natural language processing takes employee engagement and diversity & inclusion factors into product design consideration. We analyze employee data from multiple internal and external platforms, such as HCM, task distribution channel, public info on LinkedIn and provide real-time anonymized team data to the company. We offer mentor-mentee matching, an AI assistant that allows employees a safe way to anonymously report their concerns to HR and managers, and get immediate feedback without feeling that they are jeopardizing their career. The anonymized data can help companies understand their employees and team culture, identify potential leaders, predict flight risks, optimize the bonus pool, predict skills shortages.

WF: What is your background and why did you found Lead? ^

LEAD: Yumi: I'm a minority in my own country because I'm of mixed race and grew up between Chinese and Japanese cultures. It's a very unique compilation. I've been through a lot of unfair treatment while building my own career. Instead of going to college when I was 18 years old, like most students, I started my first business. I did this against my father's wishes (who had a gender bias, and didn't believe in women in business or have a desire to invest in my higher education). When I was 20, I started trading real estate and sold a house worth four million US dollar. I used that commission to pay for my college education in Japan.

Through building my own career, I discovered the need for mentorship in most of these industries. Mentorship can be helpful to a lot of people, especially millennials and minorities. I also realized that companies need to change their culture around hiring and promoting practices, in order to not just attract more diversified candidates to join them, keep the employees to stay at their job longer, but also to foster cognitive diversity and inclusion in order to improve employee productivity and work satisfaction. This is what inspired me to start Lead. Later on, I brought Nenad and Peter on board after the management change. Now we have a dream team with the belief of the important mission.

WF: What problem does Lead solve? ^

LEAD: In the past year, we have spoken to lots of people, including large companies and their HR management, and potential investors and shareholders. We discovered that when it comes to diversity&Inclusion and retention, some people think they are two different matters, but as a fact, lack of diversity& Inclusion leads to bad employee retention. In order to figure out what exactly the company can do to make their employees productive, happy, and stay for longer, companies are in need of a clear benchmark back by data, not just a feeling of culture. Why do people leave the company? Do employees feel included, and like they belong? How is employee engagement? The traditional solution of questionnaires/surveys don't work well, not just because employees may feel like they can't be honest, especially about co-workers; the people who designed the surveys might not ask the right questions too. They may feel that honesty would jeopardize their career, value of service. We think that the best way to gauge culture change is through the daily activities of employees and targeted-occasional questionnaires based on their activities and sentiments, benchmarked by our data analytics. We want to give companies a clear ROI of improved employee retention, and support, empower each employee in their organization.

WF: Who are your customers?

LEAD: Right now, we are still primarily in a phase of private pilot testing with not for profit organizations, schools, the start-up accelerator& incubator, co-working spaces. One is them is a local chapter of Girls in Tech, a not-for-profit organization to help women in tech develop their careers. They provide mentorship, events and job opportunities. One of the customers is The Vault, a collaborative international co-working space located in San Francisco.

In addition to our two current paying customers, we also have some free companies testing within the organizations, and we have about 30,000 high-quality mentors and mentee from the frontier technology industries waiting for the on-boarding, and a lot of potential customers lined up, in both Japan and the US. However, before we expand, we want to refine the product for the mass market, which requires more engineering and supports resources. That is why we're seeking funding right now.

WF: What's your plan to acquire new customers?

LEAD: We see a lot of ways to acquire new customers. We have two markets: the United States, and Japan. The US market is the highest spending market for this HR SaaS business, and Japan is the second highest. For the US, we have three thousand pipelines in our CRI system for big companies that show interest in the HR area. We can partner with other companies that can help us to reach out to those potential customers, such as SAP and Workday. We also are targeting staffing companies. Also, the platform is not a transitional platform, so anybody can find us and buy in for free, like LinkedIn or Facebook. Because we allow users to take their mentorship network go with them to whichever companies, so every user is a lifetime user, and they will bring the word of mouth effects to help us expand as well. We plan to start a social media campaign.

In Japan, I have exceptional business connections. Because I am the face of young female leaders in the tech industry. I achieved this was because I was the head of the Japan for my previous company Meitu Technologies, which was a five billion dollar public listed company in Hong Kong. I was invited to be on business TV shows and a lot of media still contact me for public speaking opportunities.

WF: Who are your competitors?

LEAD: For the mentorship part of our business, we have a few competitors. The biggest one is Everwise, but their mentor-mentee matching is essentially manual, based on a phone call with staff. Because of their executive- focus, it is hard to get sensitive problems to be consulted, and it is quite expensive to use as an individual or even for most of the companies. Also the issue with that method is that it can be difficult to articulate your mentorship needs. There are a few others, such as Plato, a mentorship chatbot only available for engineers in big companies. The other disadvantage these competitors have is that once you leave a job, all of your mentorship connections are gone. With Lead, your mentorship network data follows you when you leave; it's like you own your data, and loan that data to the company you're working at.

For the diversity and data analysis aspect, there isn't much competition. Mainly, there are some questionnaire software options. A questionnaire is sent to employees weekly or monthly, but after a while, employees start to ignore those emails. On the flipside, if questionnaires aren't sent often enough, when someone does have something to report, they may not have a questionnaire available. Our method, which is quite unique, is to instead analyze and collecting daily activities of employees. Once we notice a change in behavior, we can ask if there is something to report, and the person will get immediate feedback from someone in charge of that case without letting the receiving side knows who he/she is. This method is more approachable and actionable for both employee and companies.

WF: How are you generating your employee data, and how is it better than questionnaires?

LEAD: To use an example, let's say you write something rude to your coworkers in a public communication channel. Then, I ask you in a questionnaire, "How do you usually talk to your coworkers? Polite, Very Polite, or Impolite?" You aren't very likely to select Impolite. However, if we were to analyze your language use, and compare to your peers, then we know that you haven't been polite. In this case, only you will know your comparison result, but your team will have a lower score for politeness, so your manager will know what type of training his/her team need, to make sure your teammate also feel comfortable to work in the team. Another example is task distribution. Instead of using a survey to find the employees' perception of how equally tasks are distributed, we can directly analyze that data.

This data is directly integrated with our AI system, and provide suggestions to companies on a team level or a demographic level to make sure the work environment is good for you and your coworkers.

WF: What is your business model?

LEAD: For the individual, our platform is free. We monetize through anonymized data. For mentorship matching, we charge companies based on how many people are using the mentorship matching service. For our AI assistant powered employee retention services, companies will be charged a monthly fee based on their employee number.

WF: What has been your biggest challenge?

LEAD: Frequently, when I walk into an investor meeting the first things I'm asked is my age and which school I went to. As a first generation immigrant from an Asian country, Japan, my appearance and my school name are not very recognizable to most people from here. Although my school, Kansei Gakuin University, is one of Japan's Ivy Leagues, some investors refused me because I don't have a Ph.D. from MIT, Harvard or Stanford. Because English is my third language, some people advised me to get rid of my accent and fix my grammar, before talking to them.

There are a lot of first-generation male immigrant-founded startups that have been successful. I too, believe in myself. Unfortunately, this is very ironic, because one of my company's missions is to help other companies build better mentorship programs to support their people, and build an unbiased leadership promotion pipeline, but as a female founder, I am experiencing a lot of bias myself. We need fairer investors and supporters who truly value and believe in our mission, team, and technology to bring the product to the world.

WF: Who else is on the team?

LEAD: We have about eight people on the team; seven full time, and one part time.

Our CTO, Nenad Milanovic, is an old friend of mine and my current round's leading investor Adam Traidman, CEO of Bread. He has already founded and sold two companies to world-known large tech companies in the past. One is an AI powered SaaS startup, which uses the NLP technology that LEAD utilizes as well. He has 15 years of engineering experience. We have four people working on the development team, including one of the top three Serbian national ranked engineers.

My Co-Founder and Sales and Marketing leader Peter Pakalski, joined us two months ago. He used to work at Tomorrow Venture as a venture capitalist. He also sold two startups in the past, specializing in SaaS sales, people software sales and digital marketing. We have an incredibly high performing team of serial entrepreneurs with NLP, tech sales, and executive expertise.

We also have several advisors. One is Beate Chelette, she has experience in womens clothing, and advises us on sales outside of the technology industry. We have the former head of HR Piotr Feliks Grzywacz from Google APAC team, he used to in charge of leadership development. We have Tom Kosnik, a venture capitalist and professor at Stanford Engineering school. We have a PhD in AI, Alex Bowe, Kuniyoshi Mabuchi, the director of Facebook Japan advising us. We also have tech industry's employee retention and diversity experts, early hiring from Box and neuroscientist, social behavior scientists provide us with insights as well.

WF: What is your plan for the funds you will raise?

LEAD: We are going to use 30.6% of the funding for sales marketing, 33.6% for research and development, 1% for legal, and 20.5% for general and administrative, 14.6 as a cushion including exploring a different market and building partnerships.
We are raising one million in total, and then we have $600,000 invested and committed by two investors. In our previous round last year, we raised $310,000. One of our investors was ISGS Investment Works, an independent VC firm backed by many Japanese companies, including Persol, one of the top 3 largest staffing/recruiting company in Japan.. We also have a few CEOs of Japanese public companies personally investing in us.

WF: What have been major milestones for your company?

LEAD: We registered our company in March 2017, and started raising funds and operations two months later, in May. We started to receive funding two weeks after starting operation. Each month after launching operations, we had one major media story about us in Japanese, Chinese, and English. We closed $310,000 in funding at the beginning of October 2017. In December, we launched the beta version of our AI platform. On New Years Eve, I was invited to Japanese national TV to talk about diversity and women in the workplace. In March of 2018, I was one of four female entrepreneurs invited to a national startup pitch competition co-hosted by Business Insider Japan. Just a few months ago, we were selected by the Northern California HR Association as one of the top 12 HR technologies of this year. Finally, a few days ago, we launched our MVP 2.5 and reached out to many organizations for MVP testing. We have two paying customers with a few pending MOUs with large organizations in the US and big companies in Japan.

WF: Why is Wefunder right for you?

LEAD: We want users to have stake in our organization's growth. Wefunder and LEAD are a perfect match! Both platforms are consumer driven marketplaces that match tech innovators, influencers, and early adopters with things that they love. Wefunder matches investments, LEAD matchs mentors and mentees.

We have a network of potential investors and project creators that can expand Wefunders already robust network. Every single Wefunder investor mentors companies or individuals. Each Wefunder investors can realize gains by acting as ambassadors and taking our product to their company. We are able to improve the personal brand of each Wefunder investor because:

- We increase your the personal brand awareness of each user by connecting investors to vetted talent from diverse groups like Girls in Tech, Girls Who Code, Teach for America, Skillcrush and more. You need cognitive diversity and we have it!
- Investors personal brand improves with each new company you successfully mentor. Your investors get many requests for mentorship. They must be turning down companies due to time and geographical restraints. We make it easy for your investors to manage these relationships so they can turn down less opportunities and measure success.

- Mentoring requires you to be a great role model / voice that others can depend upon. Showing up to be a mentor has a social proof effect. Others see that your investors are capable of leading and that they are emotionally intelligent when interacting with their community. Once they are perceived to be a leader then awareness increases through WOM.

Our company is also aligned in mission and philosophy. We embrace diversity and building workplaces that allow their members to grow. We want to use this as a portion of our market strategy to let those individuals who share our goals support us. Those supporters will spread the word about our product, and have the chance to use our tech to enhance their own career and connections.

WF: Have you thought about exit options?

LEAD: There are a few companies interested in being our strategic partners. We can have synergies recruiting companies such as Indeed, staffing companies such as Adeco, Consulting companies such as Deloitte, HRM/HCM companies such as SAP, social media companies such as LinkedIn. Those companies could be potential buyers. Right now, it's too early for us to focus our energy on exit since we have a huge potential to grow and sell at a much larger round. We have also considered IPO, not just in the US, and some other market such as Japan, because it is the second largest market for HR software solutions. For the moment, we are focusing on our own business growth and as long as we provide value to customers users, then exiting won't be a problem.

WF: Tell us about your partnership with Girls in Tech.

LEAD: We launched with Girls in Tech Phoenix. We had a mentorship matching rate up to 10 times greater than manual matching. Their chapter was a new chapter, so we both worked on this program from scratch. LEAD brought a certain degree of visibility to GIT Phoenix's mentorship program, also saved the manpower from manual matching. However, because our platform LEAD was in a beta stage, so the benefit was quite limited to what we had to offer. During the beta testing, we learnt a lot from the feedback, and redesigned some features include some backend logic, in order to support the membership and sponsorship growth for the organization. Right now, we are working on launching MVP pilot testing with a few more GIT chapters.

WF: Why should an investor invest with Lead?

LEAD: First, this market is huge.
70% of Fortune 500 companies have mentorship programs-- SAP. HR software market size is expected to exceed USD $10 Billion by 2022 - Society for HR Management

Global workforce management software market is projected to grow to $7,520 Million by 2021 - Technavio

Workforce Analytics Market Worth $1.87 Billion by 2025 | CAGR: 16.0% - Grand View Research, Inc

Emotion Analytics Market to Rake in Around US $25 Billion by 2023 with 17% CAGR - Reuters

In the US, companies spend eight billion dollars a year on diversity and anti-harassment training.

Our data will provide a lot of value in the areas above. LEAD automates the data collection from mentorship, anonymous reporting via our own platform, and integrates with internal communication channels such as Slack, task distribution channels such as Jira, human resource management software such as SAP SuccessFactor. We will be able to compare and analyze multiple data sets, from the clean data we get from employee's daily activities.

Our customer companies can tailor the training to a team or demographic level. Our AI can help them to remove human bias and errors. Everybody can build an AI software with good engineers, but the key is where you get the data to train the unbiased algorithm.
The challenges we can address are in recruiting, promoting, developing, and retaining employees. We are not just giving them the aggregated data reports, we also provide mentors to support each of their employee individually.

In terms of technology and design, Our CTO has sold two companies including one AI companies that uses natural language processing to one of the largest tech companies. We also work with social behavior scientists and neuroscientists to analyze people's behaviors to change the organization's behaviors.

Anybody can start a coffee shop, but not many people can turn a coffee shop into Starbucks. Our team has the capability to scale. We are experienced entrepreneurs and passionate about the cost, impact, and ROI, not just for ourselves, but also for our investors. We want to make sure this is an investment, not just a donation.

Finally, we already have really incredible media attraction in the Asian market, and we're starting to get that in the US as well. A lot of US companies struggle to break into Asian markets, which is where the economy is shifting. I am a native speaker of Japanese and Chinese, and I have my network both in Japan and China. My co-founder Peter has a great network in the US.

WF: How has Lead been recognized?

LEAD: We have won several awards. My team won ChimeHack4, which is an annual hackathon hosted by Gucci, Facebook, and Hearst Magazines. We won the Best Product of that in 2017. We also were recognized as a Top 100 finalist for the Katerva Award, which is referred to as the "Nobel Prize for sustainability." We were the top 5 in the closing the gender gap category. We got selected as one of the top 12 HR startups by Northern California HR Association for 2017, also the top 30 startups by SEVIF 2017, a Chinese American tech conference where Tim Draper had his keynote. We also have a few articles mentions that are published by prestigious magazines and newspapers in the US, Japan and China.

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RISKS

1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

LEAD is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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